Press Release

Investor Contact:	Media Contact:

Michelle Spolver	Sandra Wheatley
Fortinet, Inc.	Fortinet, Inc.
408-486-7837	408-391-9408
mspolver@fortinet.com	swheatley@fortinet.com

Fortinet Reports Strong Third Quarter 2015 Financial Results

Record billings growth of 41% year over year

•Billings of $299.6 million, up 41% year over year1
•Revenue of $260.1 million, up 35% year over year
•Non-GAAP diluted net income per share of $0.141
•Cash flow from operations of $65.1 million
•Free cash flow of $51.7 million1

•	Cash, cash equivalents and investments of $1.17 billion

•	Deferred revenue of $706.9 million, up 41% year over year

SUNNYVALE, Calif. - October 22, 2015 - Fortinet® (NASDAQ: FTNT), a global leader in high performance cyber security solutions, today announced financial results for the third quarter ended September 30, 2015.

“For the third consecutive quarter this year, Fortinet accelerated billings growth to record levels, delivering 41% billings growth - the highest ever as a public company,” said Ken Xie, founder, chairman and chief executive officer. “Additionally, we delivered non-GAAP operating margin and earnings per share upside to shareholders. We are executing well and our investment strategy is working. Fortinet remains well-positioned to gain market share globally due to our strong competitive technology position and best-in-class end-to-end network security solutions portfolio, as well as the ongoing success of our land and expand strategy.”

Financial Highlights for the Third Quarter of 2015

•	Billings[1]: Total billings were $299.6 million for the third quarter of 2015, an increase of 41% compared to $213.2 million in the same quarter of 2014.

•
Revenue: Total revenue was $260.1 million for the third quarter of 2015, an increase of 35% compared to $193.3 million in the same quarter of 2014. Within total revenue, product revenue was $119.7 million, an increase of 36% compared to $87.7 million in the same quarter of 2014. Service revenue was $140.3 million, an increase of 33% compared to $105.6 million in the same quarter of 2014.

•	Deferred Revenue: Total deferred revenue was $706.9 million as of September 30, 2015, an increase of $49.4 million compared to $657.6 million as of June 30, 2015.

•
Cash and Cash Flow[2]: As of September 30, 2015, cash, cash equivalents and investments were $1.17 billion, compared to $1.15 billion as of June 30, 2015. In the third quarter of 2015, cash flow from operations was $65.1 million compared to $56.5 million in the same quarter of 2014. Free cash flow[1] was $51.7 million during the third quarter of 2015 compared to $50.7 million in the same quarter of 2014.

•
GAAP Operating Income or Loss: GAAP operating loss was $1.8 million for the third quarter of 2015, representing a GAAP operating margin of -0.7%. GAAP operating income was $15.5 million for the same quarter of 2014, representing a GAAP operating margin of 8%.

•
GAAP Net Income and Diluted Net Income Per Share: GAAP net income was $8.2 million for the third quarter of 2015, compared to GAAP net income of $4.1 million for the same quarter of 2014. GAAP diluted net income per share was $0.05 for the third quarter of 2015, compared to $0.02 for the same quarter of 2014.

•
Non-GAAP Operating Income[1]: Non-GAAP operating income was $36.4 million for the third quarter of 2015, representing a non-GAAP operating margin of 14%. Non-GAAP operating income was $30.4 million for the same quarter of 2014, representing a non-GAAP operating margin of 16%.

•
Non-GAAP Net Income and Diluted Net Income Per Share[1]: Non-GAAP net income was $24.1 million for the third quarter of 2015, compared to non-GAAP net income of $20.0 million for the same quarter of 2014. Non-GAAP diluted net income per share was $0.14 for the third quarter of 2015, compared to $0.12 for the same quarter of 2014.

1 A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

2 During the third quarter of 2015, there were no shares repurchased under our share repurchase program.

Conference Call Details
Fortinet will host a conference call today, October 22, 2015, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss its financial results. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID # 55728223. A live webcast of the conference call and supplemental slides will be accessible from the Investor Relations page of Fortinet’s website at http://investor.fortinet.com and a replay will be archived and accessible at http://investor.fortinet.com/events.cfm. A replay of this conference call can also be accessed through October 29, 2015, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) with conference ID# 55728223.

Following the financial results conference call, Fortinet will host an additional question-and-answer session at 3:30 p.m. Pacific Time (6:30 p.m. Eastern Time) to provide an opportunity for financial analysts and investors to ask more detailed product and financial questions. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID # 55732708. This follow-up call will be webcast live and accessible at http://investor.fortinet.com, and a replay will be archived and available after the call at http://investor.fortinet.com/

events.cfm. A replay of this conference call will also be available through October 29, 2015 by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) with conference ID # 55732708.

About Fortinet (www.fortinet.com)
Fortinet (NASDAQ: FTNT) protects the most valuable assets of some of the largest enterprise, service provider and government organizations across the globe. The company’s fast, secure and global cyber security solutions provide broad, high-performance protection against dynamic security threats while simplifying the IT infrastructure. They are strengthened by the industry’s highest level of threat research, intelligence and analytics. Unlike pure-play network security providers, Fortinet can solve organizations’ most important security challenges, whether in networked, application or mobile environments - be it virtualized/cloud or physical. More than 200,000 customers worldwide, including some of the largest and most complex organizations, trust Fortinet to protect their brands. Learn more at www.fortinet.com, the Fortinet Blog or FortiGuard Labs.
# # #
Copyright © 2015 Fortinet, Inc. All rights reserved. The symbols ® and ™ denote respectively federally registered trademarks and unregistered trademarks of Fortinet, Inc., its subsidiaries and affiliates. Fortinet's trademarks include, but are not limited to, the following: Fortinet, FortiGate, FortiGuard, FortiManager, FortiMail, FortiClient, FortiCloud, FortiCare, FortiAnalyzer, FortiReporter, FortiOS, FortiASIC, FortiWiFi, FortiSwitch, FortiVoIP, FortiBIOS, FortiLog, FortiResponse, FortiCarrier, FortiScan, FortiAP, FortiDB, FortiVoice and FortiWeb. Other trademarks belong to their respective owners.

FTNT-F

Forward-looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding the momentum in our business, potential growth of our business and market share gains. Although we attempt to be accurate in making forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include the following: general economic risks; increasing competitiveness in the security market; the dynamic nature of the security market; specific economic risks in different geographies, and among different customer segments; changes in foreign currency exchange rates; uncertainty regarding increased business and renewals from existing customers; uncertainties around continued success in sales growth and market share gains; failure to convert sales pipeline into final sales; risks associated with successful implementation of multiple integrated software products and other product functionality risks; execution risks around new product development and introductions and innovation; sales execution risks; product defects; security breaches; litigation and disputes and the potential cost, distraction and damage to sales and reputation caused thereby; market acceptance of new products and services; the ability to attract and retain personnel; changes in strategy; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; risks associated with business acquisitions, including integration risks and assumption of unknown liabilities; technological changes that make our products and services less competitive; competition and pricing pressure; risks associated with increased international sales, including the impact of foreign currency exchange rates; and the other risk factors set forth from time to time in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and our other filings with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department.  All forward-looking statements herein reflect our opinions only as of the date of this release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events.

Non-GAAP Financial Measures
We have provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Billings. We define billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period less any deferred revenue balances acquired from business combination(s) during the period, if any. We consider billings to be a useful metric for management and investors because billings drive deferred revenue, which is an important indicator of the health and viability of our business. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, we may calculate billings in a manner that is different from peer companies that report similar financial measures. Management compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenue calculated in accordance with GAAP.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, repurchasing outstanding common stock, and strengthening the balance sheet. Analysis of free cash flow facilitates management’s comparisons of our operating results to competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating liquidity is that free cash flow does not represent the total increase or decrease in the cash, cash equivalents and investments balance for the period because free cash flow excludes cash used for capital expenditures and also excludes cash provided by or used for other investing and financing activities. Management compensates for this limitation by providing information about our capital expenditures and other investing and financing activities on the face of the cash flow statement and under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital

Resources” in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

Non-GAAP operating income and operating margin. We define non-GAAP operating income as operating income or loss plus stock-based compensation, business acquisition-related charges, including inventory fair value adjustment amortization and other purchase accounting adjustments, impairment and amortization of intangible assets, restructuring charges, expenses associated with the implementation of a new Enterprise Resource Planning (ERP) system, and, when applicable, any other significant non-recurring items in a given quarter. Non-GAAP operating margin is defined as non-GAAP operating income divided by revenue. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense, business acquisition-related charges, including inventory fair value adjustment amortization and other purchase accounting adjustments, impairment and amortization of intangible assets, restructuring charges, expenses associated with the implementation of a new ERP system, and, when applicable, any other significant non-recurring items so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP operating income versus operating income or loss calculated in accordance with GAAP. First, non-GAAP operating income excludes stock-based compensation expense, business acquisition-related charges, including inventory fair value adjustment amortization and other purchase accounting adjustments, impairment and amortization of intangible assets, expenses associated with the implementation of a new ERP system, and any other significant non-recurring items. Stock-based compensation has been and will continue to be, for the foreseeable future, a significant recurring expense in our business. Second, stock-based compensation expense is an important part of our employees’ compensation and impacts their performance. Third, the components of the costs that we exclude from our calculation of non-GAAP operating income may differ from the components that other companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating income and evaluating non-GAAP operating income together with operating income or loss calculated in accordance with GAAP.

Non-GAAP net income and diluted net income per share. We define non-GAAP net income as net income plus items noted above under non-GAAP operating income and operating margin, adjusted for the impact of the tax adjustment, if any required, resulting in an effective tax rate on a non-GAAP basis, which could differ from the GAAP effective tax rate. We define non-GAAP diluted net income per share as non-GAAP net income divided by the weighted-average diluted shares outstanding. We consider these non-GAAP financial measures to be useful metrics for management and investors for the same reasons that we use non-GAAP operating income and non-GAAP operating margin. However, in order to provide a complete picture of our recurring core business operating results, we include in non-GAAP net income and non-GAAP diluted net income per share, the tax adjustment required resulting in an effective tax rate on a non-GAAP basis, which could differ from the GAAP tax rate. We believe the effective tax rates we used are reasonable estimates of normalized tax rates for our current and prior fiscal years under our global operating structure. The same limitations described above regarding our use of non-GAAP operating income and non-GAAP operating margin apply to our use of non-GAAP net income and non-GAAP diluted net income per share. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP diluted net income per share and evaluating non-GAAP net income and non-GAAP diluted net income per share together with net income and diluted net income per share calculated in accordance with GAAP.

FORTINET, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	September 30, 2015	December 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$540,712	$283,254
Short-term investments	367,446	436,766
Accounts receivable—net	174,111	184,741
Inventory	80,246	69,477
Deferred tax assets	47,304	41,484
Prepaid expenses and other current assets	41,921	31,143
Total current assets	1,251,740	1,046,865
LONG-TERM INVESTMENTS	261,506	271,724
PROPERTY AND EQUIPMENT—net	83,372	58,919
DEFERRED TAX ASSETS	72,003	31,080
GOODWILL	4,260	2,824
OTHER INTANGIBLE ASSETS—net	18,967	2,832
OTHER ASSETS	15,325	10,530
TOTAL ASSETS	$1,707,173	$1,424,774
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$48,793	$49,947
Accrued liabilities	29,831	29,016
Accrued payroll and compensation	47,915	45,875
Income taxes payable	5,477	2,689
Deferred revenue	471,118	368,929
Total current liabilities	603,134	496,456
DEFERRED REVENUE	235,793	189,828
INCOME TAXES PAYABLE	56,906	45,139
OTHER LIABILITIES	15,954	17,385
Total liabilities	911,787	748,808
STOCKHOLDERS' EQUITY:
Common stock	172	166
Additional paid-in capital	671,138	562,504
Accumulated other comprehensive loss	(90)	(349)
Retained earnings	124,166	113,645
Total stockholders’ equity	795,386	675,966
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,707,173	$1,424,774

FORTINET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
REVENUE:
Product	$119,737	$87,731	$332,023	$249,880
Service	140,331	105,617	380,716	296,515
Total revenue	260,068	193,348	712,739	546,395
COST OF REVENUE:
Product [1]	46,167	35,636	134,932	105,230
Service [1]	25,534	21,249	69,869	60,155
Total cost of revenue	71,701	56,885	204,801	165,385
GROSS PROFIT:
Product	73,570	52,095	197,091	144,650
Service	114,797	84,368	310,847	236,360
Total gross profit	188,367	136,463	507,938	381,010
OPERATING EXPENSES:
Research and development [1]	42,110	30,790	115,315	89,783
Sales and marketing [1]	120,994	80,433	333,531	222,576
General and administrative [1]	21,220	9,789	51,199	29,243
Restructuring charges	5,883	—	5,883	—
Total operating expenses	190,207	121,012	505,928	341,602
OPERATING INCOME (LOSS)	(1,840)	15,451	2,010	39,408
INTEREST INCOME	1,333	1,339	4,119	3,991
OTHER EXPENSE—net	(653)	(1,005)	(2,160)	(1,968)
INCOME (LOSS) BEFORE INCOME TAXES	(1,160)	15,785	3,969	41,431
PROVISION FOR (BENEFIT FROM) INCOME TAXES	(9,329)	11,729	(6,552)	22,901
NET INCOME	$8,169	$4,056	$10,521	$18,530
Net income per share:
Basic	$0.05	$0.02	$0.06	$0.11
Diluted	$0.05	$0.02	$0.06	$0.11
Weighted-average shares outstanding:
Basic	171,648	164,294	169,898	163,289
Diluted	177,897	169,727	175,963	168,735
[1] Includes stock-based compensation as follows:
Cost of product revenue	$291	$60	$641	$351
Cost of service revenue	1,849	1,522	5,141	4,214
Research and development	6,663	4,505	17,361	12,558
Sales and marketing	13,904	7,397	34,482	18,890
General and administrative	3,612	1,183	9,376	6,300
	$26,319	$14,667	$67,001	$42,313

FORTINET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Net income	$8,169	$4,056	$10,521	$18,530
Other comprehensive income (loss)—net of taxes:
Foreign currency translation losses	—	(432)	—	(333)
Unrealized gains (losses) on investments	337	(977)	400	(993)
Tax provision (benefit) related to items of other comprehensive income or loss	(118)	342	(141)	348
Other comprehensive income (loss)—net of taxes	219	(1,067)	259	(978)
Comprehensive income	$8,388	$2,989	$10,780	$17,552

FORTINET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended
	September 30, 2015	September 30, 2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10,521	$18,530
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,206	16,519
Amortization of investment premiums	5,770	6,680
Stock-based compensation	67,001	42,313
Excess tax benefit from stock-based compensation	—	(4,325)
Other non-cash items—net	2,681	3,801
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable—net	20,923	13,140
Inventory	(12,023)	(11,095)
Deferred tax assets	(28,297)	(12,186)
Prepaid expenses and other current assets	(8,210)	(2,781)
Other assets	(264)	(159)
Accounts payable	(9,842)	3,806
Accrued liabilities	(3,296)	2,818
Accrued payroll and compensation	(1,895)	5,651
Other liabilities	(1,232)	14,350
Deferred revenue	136,193	68,006
Income taxes payable	13,753	(3,850)
Net cash provided by operating activities	213,989	161,218
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	(329,687)	(388,808)
Sales of investments	35,384	27,282
Maturities of investments	364,256	371,837
Purchases of property and equipment	(29,013)	(26,802)
Payments made in connection with business acquisitions, net of cash acquired	(38,025)	(17)
Net cash provided by (used in) investing activities	2,915	(16,508)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	63,543	40,529
Taxes paid related to net share settlement of equity awards	(22,989)	(8,506)
Excess tax benefit from stock-based compensation	—	4,325
Repurchase and retirement of common stock	—	(38,235)
Net cash provided by (used in) financing activities	40,554	(1,887)
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	—	(600)
NET INCREASE IN CASH AND CASH EQUIVALENTS	257,458	142,223
CASH AND CASH EQUIVALENTS—Beginning of period	283,254	115,873
CASH AND CASH EQUIVALENTS—End of period	$540,712	$258,096

Reconciliations of non-GAAP results of operations measures to the nearest comparable GAAP measures
(Unaudited, in thousands)

Reconciliation of GAAP revenue to billings

	Three Months Ended
	September 30, 2015	September 30, 2014
Total revenue	$260,068	$193,348
Add increase in deferred revenue	49,350	19,810
Less deferred revenue balance acquired in business combination	(9,800)	—
Total billings (Non-GAAP)	$299,618	$213,158

Reconciliation of net cash provided by operating activities to free cash flow

	Three Months Ended
	September 30, 2015	September 30, 2014
Net cash provided by operating activities	$65,065	$56,518
Less purchases of property and equipment	(13,325)	(5,780)
Free cash flow (Non-GAAP)	$51,740	$50,738

Reconciliation of non-GAAP results of operations to the nearest comparable GAAP measures
(Unaudited, in thousands, except per share amounts)

Reconciliation of GAAP operating income or loss to Non-GAAP operating income, operating margin, net income and diluted net income per share

	Three Months Ended September 30, 2015				Three Months Ended September 30, 2014
	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non-GAAP Results
Operating income (loss)	$(1,840)	$38,230	(a)	$36,390	$15,451	$14,911	(b)	$30,362
Operating margin	-0.7%			14%	8%			16%
Adjustments:
Stock-based compensation		26,319				14,667
Amortization of intangible assets		1,319				244
ERP-related expenses		2,473				—
Business acquisition-related charges		934				—
Inventory fair value adjustment amortization		1,302				—
Restructuring charges		5,883				—
Tax adjustment		(22,304)	(c)			985	(c)
Net income	$8,169	$15,926		$24,095	$4,056	$15,896		$19,952
Diluted net income per share	$0.05			$0.14	$0.02			$0.12
Shares used in diluted net income per share calculations	177,897			177,897	169,727			169,727

(a) To exclude $26.3 million of stock-based compensation, $1.3 million of amortization of intangible assets, $2.5 million of ERP-related expenses, $0.9 million of business acquisition-related charges, $1.3 million of inventory fair value adjustment amortization recorded pursuant to our business acquisition, and $5.9 million of restructuring charges in the three months ended September 30, 2015.
(b) To exclude $14.7 million of stock-based compensation and $0.2 million of amortization of intangible assets in the three months ended September 30, 2014.
(c) Non-GAAP financial information is adjusted resulting in an overall 35% percent effective tax rate on a non-GAAP basis, which differs from the GAAP effective tax rate.